EXHIBIT 99.1

FOR RELEASE September 24, 2010 at 4:00 p.m. ET

Palatin Announces Strategic Realignment of Operations
Reverse Stock Split of 1-for-10

CRANBURY, NJ – September 24, 2010 – Palatin Technologies, Inc. (NYSE Amex: PTN) today announced the realignment of its workforce and operations to reflect a strategic reassessment of its research and development activities and corporate objectives. As a result, Palatin will focus resources and efforts on clinical trials of bremelanotide for male and female sexual dysfunction and PL-3994 for acute severe asthma. In implementing this plan, Palatin is reducing its workforce by approximately 50% and discontinuing research activities relating to the discovery of new compounds.

“After critically reviewing our current research and development operations and plans, as well as other business activities, we made the decision to reposition Palatin.  We believe prioritizing our clinical programs and focusing on advancing our clinical drug candidates can generate the most value for our stockholders,” stated Dr. Carl Spana, Palatin’s President and Chief Executive Officer.

Palatin also announced that it is implementing a one-for-ten reverse stock split of its common stock, effective with the opening of trading on September 27, 2010.

Palatin’s Strategic Priorities

Sexual Dysfunction
Bremelanotide for erectile dysfunction (ED):  In the fourth quarter of calendar 2010 we intend to submit protocols to the U. S. Food and Drug Administration (FDA) for initiation of a Phase 2 clinical trial of subcutaneously administered bremelanotide, as either monotherapy or a combination therapy with a PDE-5 inhibitor such as sildenafil, for men with ED who are non-responsive or inadequately responsive to PDE-5 inhibitor therapies alone. Assuming concurrence of the FDA, and depending on financial resources, this Phase 2 clinical trial for men with ED could start as early as the first quarter of calendar 2011.

Bremelanotide for female sexual dysfunction (FSD): We are submitting protocols and a meeting request to the FDA for initiation of a Phase 2 clinical trial of subcutaneously administered bremelanotide for women with FSD, and anticipate that the meeting will be held late in the fourth quarter of calendar 2010 or early in the first quarter of calendar 2011. Assuming concurrence of the FDA, and depending on financial resources, this Phase 2 clinical trial for women with FSD could start as early as the first half of calendar 2011.

New peptides for sexual dysfunction: We intend to advance one or more of the peptides we have developed to preclinical toxicology and other studies required by the FDA prior to initiating human clinical trials

Asthma
PL-3994 for acute severe asthma: We have planned a proof-of-concept human trial for asthma using a subcutaneously administered formulation of PL-3994, and will submit an Investigational New Drug application to the FDA in the fourth quarter of calendar 2010 for this trial. We also have an inhalation formulation of PL-3994 under development. Depending on financial resources, either or both the proof-of-concept human trial and preclinical inhalation toxicity studies could start as early as the first quarter of calendar 2011.

Obesity
Active work by Palatin under the collaboration portion of its research collaboration and license agreement with AstraZeneca concluded in January 2010, but we are still providing certain clinical trial related and other services to AstraZeneca. We are eligible for milestone payments totaling up to $145 million, with up to $85 million contingent upon development and regulatory milestones and the balance on achievement of sales targets, plus royalties on sales of approved products. AstraZeneca has responsibility for product commercialization, product discovery and development costs.

Realignment and Workforce Reductions

Following the implementation of this realignment and restructuring program, Palatin’s workforce will be reduced to 20 people by December 31, 2010. Palatin is providing severance and employee benefit continuation to the employees directly affected by the restructuring. Palatin anticipates incurring restructuring charges of approximately $800,000, primarily associated with personnel-related termination costs. As a result of this restructuring, Palatin’s cash operating expenses are anticipated to decrease by approximately $1.4 million per quarter.

“Decisions like this are especially difficult,” stated Dr. Spana. “We want to express our deep appreciation to the highly talented and dedicated individuals who will be leaving Palatin. They contributed significantly to our Company in many ways and we are grateful for their insights, diligence and innovation, which have propelled the Company forward and challenged us to be our best.”

Reverse Stock Split

The Company has implemented a one-for-ten reverse stock split of its common stock, which had been authorized by the stockholders at its annual meeting held on May 13, 2010. The reverse stock split, which becomes effective with the opening of trading on September 27, 2010, reduces the number of shares of common stock issued and outstanding from approximately 118.2 million to approximately 11.8 million. The reverse stock split was required by the NYSE Amex in order for Palatin to continue to list its common stock.

“After in-depth consideration of our options, the board of directors determined that maintaining listing status for its common stock on a national exchange was in the best interest of its stockholders,” commented Stephen T. Wills, Palatin’s Chief Financial Officer.  “By effecting a reverse stock split, Palatin will be in compliance with the NYSE Amex listing rules, and be in a position of greater flexibility to support the development of the Company.”

-More-

Conference Call and Webcast

Palatin’s management will discuss the realignment and update on its corporate strategy on the Company’s fourth quarter and full year 2010 financial results conference call scheduled for Monday, September 27, 2010 at 10:00 a.m. ET.  Call-in and webcast information are listed on Palatin’s website at www.Palatin.com.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company dedicated to the development of peptide, peptide mimetic and small molecule agonists with a focus on melanocortin and natriuretic peptide receptor systems. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies’ website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc. such as statements about potential actions by regulatory agencies including the U.S. Food and Drug Administration (FDA), initiation of clinical trials, ability to obtain additional financing, proposed indications for bremelanotide and PL-3994, timing, duration, cost and results of proposed clinical trials with bremelanotide and PL-3994, and regulatory plans with bremelanotide and PL-3994, as well as statements about the effect and cost of realignment and restructuring and effect of the reverse stock split, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements.  Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products,  and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries: Stephen T. Wills, CPA, MST EVP-Operations / Chief Financial Officer Tel:(609) 495-2200/info@palatin.com	Palatin Technologies Media Inquiries: Carney Noensie, Burns McClellan Vice President, Investor Relations Tel:(212) 213-0006/cnoensie@burnsmc.com

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